Exhibit 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS ANNOUNCES LICENSE AGREEMENT WITH MEDA
FOR NORTH AMERICAN RIGHTS FOR ELIDEL® AND XERESE™
     Mississauga, Ontario, Canada — June 30, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announced today that its subsidiary, Valeant International (Barbados) SRL (VIB), has signed an agreement to acquire rights to both Elidel (pimecrolimus 1% cream) and Xerese (acyclovir and hydrocortisone cream 5%/1%) from Meda, an international specialty pharmaceutical company (listed on Nasdaq Nordic Exchange in Stockholm) for the U.S., Canada and Mexico. Valeant will pay Meda initial payments of approximately $76 million and over the next 18 months, will pay a series of potential milestones and royalties totaling approximately $130 million. Thereafter, Valeant will pay a long term running double digit royalty rate on net sales of Elidel, Xerese and Zovirax® including additional minimum royalties of $120 million during 2013 - 2015. Valeant has exclusive rights to Zovirax in the U.S. and Canada. In addition, Valeant and Meda have entered into a development agreement for future life cycle management of both Elidel and Xerese. The transaction is expected to be accretive immediately.
     “As previously announced, the addition of strong worldwide brand such as Elidel is a significant enhancement to our growing North American dermatology portfolio,” stated J. Michael Pearson, chairman and chief executive officer. “The addition of Xerese, which was recently approved by the U.S. Food and Drug Administration, gives us a new strong platform for growth and will be a complementary addition to our dermatology franchise, solidifying our position as a leading dermatology company. We believe that dermatology is an attractive therapeutic area for Valeant and will continue to look for opportunities to expand our presence with dermatologists in our key markets.”
About Valeant Pharmaceuticals International, Inc.
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.
     ZOVIRAX® is a registered trademark of the GlaxoSmithKline group of companies, and is used under license by Valeant.

Xerese Important Note
     Xerese has not been reviewed by the Canadian regulatory authority Health Canada. It may not be sold or promoted in Canada unless and until the Canadian regulatory authority Health Canada has approved a New Drug Submission.
Caution Regarding Forward-Looking Information
     To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
     These forward-looking statements relate to, among other things, the license of Elidel and Xerese by Meda to Valeant and, the impact of Elidel and Xerese on Valeant’s dermatology portfolio. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the impact of Elidel and Xerese on Valeant’s dermatology portfolio and the impact of the acquisitions on Valeant’s results, and the risk factors as detailed from time to time in Valeant’s reports filed with the Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”).
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